Exhibit 99.906CERT
Certification

In connection with the Report on Form N-CSR for the year ended March 31, 2026 (the “Report”) of Ellington Credit Company (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, I, Laurence Penn, the Chief Executive Officer of the Registrant, hereby certify, to the best of my knowledge, that:
(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	May 29, 2026
/s/ Laurence Penn
Laurence Penn
Chief Executive Officer (Principal Executive Officer)

Certification

In connection with the Report on Form N-CSR for the year ended March 31, 2026 (the “Report”) of Ellington Credit Company (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, I, Christopher Smernoff, the Chief Financial Officer of the Registrant, hereby certify, to the best of my knowledge, that:
(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	May 29, 2026
/s/ Christopher Smernoff
Christopher Smernoff
Chief Financial Officer (Principal Financial and Accounting Officer)